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                                                                    EXHIBIT 10.6

[LITTON LOGO]

                          CERTIFICATION OF RESOLUTIONS

                          OF THE BOARD OF DIRECTORS OF

                            LITTON INDUSTRIES, INC.

I, the undersigned JEANETTE M. THOMAS, Vice President and Secretary of LITTON INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware, DO HEREBY CERTIFY that the following is a true and correct extract of certain resolutions duly adopted by the Board of Directors of said corporation on September 24, 1998, in accordance with the laws of Delaware and the By-laws of this corporation, and that these resolutions are in full force and effect as of the date hereof:

      RESOLVED, that the following resolutions shall amend and supersede those resolutions pertaining to the retirement of Directors and Advisory Directors adopted by the Board of Directors on October 16, 1991;

      RESOLVED FURTHER, that the mandatory retirement date of each Director or Advisory Director be and it is hereby established as of the date of the next Annual Meeting of Shareholders following his or her 72nd birthday; provided, however, that a Director or Advisory Director may retire at any time after attaining age 65;

      RESOLVED FURTHER, that each current non-employee Director, upon retirement after attaining age 65, or death while a Director after attaining age 65, shall be entitled in subsequent years to an annual fee in the same amount as the annual fee paid to active members of the Board of Directors that is in effect from time to time (but in no event less than the annual fee which was in effect on the date of the next Annual Meeting of Shareholders following either the retirement date of the Director or the date of the Director's death, if earlier) said annual fee shall be paid to the Director, or the surviving spouse, for the shorter period of ten years or the number of years such Director served as a member of the Board of Directors, provided, however, that in no event shall payment continue beyond the death of the surviving spouse;

      RESOLVED FURTHER, that in the event of the resignation, removal or failure to be re-elected of a current non-employee Director, prior to the date of his or her 65th birthday, and in the event such resignation, removal or failure shall occur in connection with, and as a result of, a "change of control", such Director, or the surviving spouse, shall be paid such annual fee as was in effect for active members of the Board of Directors immediately prior to said change in control, commencing upon such Director's resignation, removal, or failure to be re-elected a Director under the circumstances set forth above in this resolution and continuing for the period of time set forth in the preceding resolution.
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     RESOLVED FURTHER, that the current employee Directors and all future
     Directors and Advisory Directors of the Board shall not receive retirement benefits for their service on the Board of Directors.

IN WITNESS WHEREOF, I have here unto subscribed my name and affixed the seal of said corporation at Woodland Hills, California, this 4th day of November, 1998.


[SEAL]                                       /s/ Jeanette M. Thomas
                                             ------------------------------
                                             Jeanette M. Thomas
                                             Vice President and Secretary